Exhibit 10.1



                         EXCLUSIVE TECHNOLOGY LICENSE
                                      AND
                      RIGHT TO PURCHASE PATENTS AGREEMENT


      THIS AGREEMENT, effective May 25, 2004, is entered into by Paul V. Vose, as an individual, with offices located at 513 N. Truesdale Rd., Medical Lake, Washington, 99022 (herein called LICENSOR) and Integrated Micrometallurgical Systems, Inc., a corporation organized pursuant to the laws of the state of Nevada, with its principal place of business at 7925 North Espe Rd., Spokane, WA 99217 (herein called LICENSEE).

                                   ARTICLE I
                            BACKGROUND OF AGREEMENT

      LICENSOR represents that he it is the owner of the right to file PATENTS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW, all pertaining to several designs of the Chemically enhanced micro diffusion techniques for advanced lubricity and corrosion protection (herein called TECHNOLOGY). LICENSOR is prepared to grant an exclusive license to LICENSEE and assign all right, title and interest in all domestic and foreign patents granted at a future date, subject to certain terms and conditions.

      1.01 LICENSEE wishes to acquire an exclusive license pursuant to the issuance of future domestic and foreign PATENTS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS of LICENSOR for purposes of making, using and selling the TECHNOLOGY on a worldwide basis.

      1.02 LICENSEE wishes to acquire all right, title and interest in all domestic and foreign patents filed as of the date of this agreement that related to the TECHNOLOGY and any domestic or foreign patents filed and granted in the future by the LICENSOR, including all improvements on domestic or foreign patents filed or to be filed in the future, pursuant to certain considerations in the form of a Product Royalty to be paid to the LICENSOR, by the LICENSEE or SUBLICENSES.



                                  ARTICLE II
                                  DEFINITIONS

      As used herein, the following terms shall have the meanings set forth below:

      2.00        CONFIDENTIAL   INFORMATION  is  that  information   that   is
transmitted by LICENSOR and received by LICENSEE that is considered by LICENSOR to be CONFIDENTIAL and PROPRIETARY INFORMATION.

      2.01        EFFECTIVE DATE shall be May 25, 2004.

      2.02 GROSS PRODUCTION means the number of units of commercially saleable products produced by utilization of the LICENSED TECHNOLOGY, with the LICENSED PRODUCT and sold to customers of LICENSEE or sold by SUB-LICENSEE(S) of LICENSEE.

      2.03 IMPROVEMENTS means any modification of a method, process, composition of matter, process or product described in a PATENT, TRADE SECRET, TECHNICAL and SCIENTIFIC information, KNOW-HOW, or in any PROPRIETARY or
CONFIDENTIAL INFORMATION of LICENSOR, provided such a modification, if unlicensed, would infringe one or more claims of an issued patent, PATENT APPLICATION, TRADE SECRET, TECHNICAL and SCIENTIFIC information, KNOW-HOW, or in any other PROPRIETARY or CONFIDENTIAL INFORMATION. IMPROVEMENTS further mean any modifications or changes in the composition of matter, change in the design or use of the LICENSED PRODUCT or LICENSED TECHNOLOGY by LICENSEE.

      2.04 KNOW-HOW means that special knowledge, skill and experience, as applied to the LICENSED PRODUCT and the LICENSED PROCESS and TECHNOLOGY, that is possessed by the LICENSOR that is PROPRIETARY or CONFIDENTIAL INFORMATION.

      2.05 LICENSED FIELD means, and is limited to, the practice of PATENT(S) and IMPROVEMENTS, PATENTS that may issue in the future, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW for purposes of using the LICENSED PRODUCT and the LICENSED TECHNOLOGY on an exclusive worldwide basis.


      2.06 LICENSED PRODUCTS or DESIGNS means any and all products which fall within the LICENSED FIELD and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially using the LICENSED TECHNOLOGY.

      2.07 LICENSED PROCESS AND TECHNOLOGY means any and all process or proprietary technology, engineering and design features or components which fall within the LICENSED FIELD which were developed by the LICENSOR or his affiliates and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially utilizing the LICENSED PRODUCT.

      2.08        LICENSED TERRITORY shall mean all countries of the world.

      2.09 LICENSEE means INTEGRATED MICROMETALLURGICAL SYSTEMS, INC., a corporation domiciled in the state of Nevada.

      2.10        LICENSOR means Paul V. Vose as an individual.

      2.11 NET SELLING PRICE means the gross amount received by LICENSEE or a SUBLICENSE relating to any and all products (consumable or equipment) or services sold by LICENSEE or SUBLICENSE resulting from the use of the LICENSED PRODUCT AND LICENSED TECHNOLOGY, less the cost of freight required for the transport of the product sold to a third party buyer.

      2.12 PATENT(S), PROVISIONAL PATENT(S) or PATENT APPLICATION(S) means any PATENT(S) granted or PATENT APPLICATION(S) made by LICENSOR pursuant thereto, and all divisions, continuations, continuations in part, reissues, substitutes, and extensions thereof.

      2.13 PRIVATE LABEL means the exclusive labeling, trade name and/or trademark for the LICENSED PRODUCT or LICENSED TECHNOLOGY used by the LICENSEE or a SUBLICENSEE in the LICENSED TERRITORY.

      2.14 PROPRIETARY INFORMATION means all information possessed by the LICENSOR that is CONFIDENTIAL in nature and that the LICENSOR has exclusive rights in and to. It includes TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW as related to the LICENSED PRODUCTS and the LICENSED TECHNOLOGY.

      2.15 PRODUCT ROYALTY means a royalty payment made by the LICENSEE or SUBLICENSEE(S) to the LICENSOR on the products actually sold by LICENSEE or SUBLICENSEE(S) and paid for by customers of the LICENSEE OR SUBLICENSEE(S). The ROYALTY shall be THREE PERCENT (3%) of the NET SELLING PRICE, of all products, equipment, consumables and services sold by LICENSEE directly to third parties or SUBLICENSEE(S). In the event the LICENSEE enters into a SUBLICENSE AGREEMENT, the LICENSOR shall receive 30% of all PRODUCT ROYALTY income paid to the LICENSEE by any SUBLICENSEE(S), less ROYALTIES previously paid on from previous sales product or PRODUCT ROYALTY, if any, actually paid by LICENSEE to LICENSOR.

      2.16 SUBLICENSE means an Exclusive License granted to a third party by the LICENSEE of the LICENSED PRODUCT or LICENSED TECHNOLOGY, in the LICENSED FIELD and IN A PORTION of the LICENSED TERRITORY.

      2.17 TECHNICAL and SCIENTIFIC information means all PROPRIETARY INFORMATION, TRADE SECRETS, KNOW-HOW and all information contained in PATENT(S) that may issue or PATENT APPLICATION(S) and IMPROVEMENTS that is the exclusive property of LICENSOR developed or acquired as of the date of this agreement which would be useful in the making, using and selling of the LICENSED PRODUCTS in the LICENSED TERRITORY.

      2.18 TRADE SECRET means any CONFIDENTIAL INFORMATION that is the personal property of LICENSOR and in which he has an exclusive right.

                                  ARTICLE III
                                 LICENSE GRANT

      3.00 LICENSOR hereby grants to LICENSEE, to the extent of the LICENSED FIELD, a license under any PATENT(S) or PATENT APPLICATION(S) to be filed and IMPROVEMENTS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW for the purpose of using the LICENSED PRODUCTS and the LICENSED PROCESS and TECHNOLOGY, that is an integrated operating system and related technology collectively and commonly referred to as the Nanomet Technology, which in general relates to Chemically enhanced micro diffusion techniques for advanced lubricity and corrosion protection, in the LICENSED TERRITORY.

      No LICENSE under the PATENT(S) or PATENT APPLICATION(S) to be filed and IMPROVEMENTS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW is granted, and no license should be implied, with respect to activities of LICENSOR outside the LICENSED FIELD and LICENSED TERRITORY.
            (A)   The  Parties agree that  any  IMPROVEMENTS,  design  changes, modifications or developments of the LICENSED PRODUCT or the LICENSED TECHNOLOGY, made by LICENSOR shall be available to LICENSEE in the LICENSED TERRITORY at no additional cost or increased ROYALTY. In the event LICENSOR makes application for any new patent, LICENSEE shall have the right to use and purchase for $1.00 and other good and valuable consideration, any newly developed product, process or technology under this Agreement.
            (B) The Parties further agree that any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or LICENSED TECHNOLOGY made by LICENSEE, which may be patented, may be made or used in the LICENSED TERRITORY by the LICENSEE. LICENSEE shall promptly inform LICENSOR of any such IMPROVEMENTS or of the filing of any patent applications by LICENSEE. LICENSEE shall grant to LICENSOR, for no consideration, and on a ROYAL free basis, an exclusive license on a worldwide basis. Any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or LICENSED TECHNOLOGY by LICENSEE are construed to be a part of this Agreement and LICENSEE shall be bound to all terms and conditions contained in this Agreement.

      3.01 LICENSOR further grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a license to use any registered TRADEMARK, owned, acquired, developed or filed for by the LICENSOR, relating to the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY.

      3.02        The  PRODUCT  LICENSE granted pursuant to Sections  3.00  and
3.01 shall be exclusive, with the right to grant EXCLUSIVE SUBLICENSES thereafter for the term of this Agreement as defined in Article VI. Such approval shall not be unreasonably withheld. Any

EXCLUSIVE SUBLICENSE agreement of LICENSEE shall be bound by all terms of this Agreement, unless expressly excluded in writing, by LICENSOR.

                                  ARTICLE IV
               LICENSE FEES, ROYALTIES AND PAYMENTS FOR PATENTS

      4.00 LICENSEE shall, on the EFFECTIVE DATE, due on May 25, 2007, as a one time only LICENSEE FEE, pay to LICENSOR, Twenty Five Thousand Dollars ($25,000), which shall be non-refundable and credited against the ROYALTY called for under Section 4.01. The LICENSE FEE of Twenty Five Thousand ($25,000), to be paid to the LICENSOR by the LICENSEE will at the option of the LICENSOR be made up of One Hundred Twenty Five Thousand (125,000) shares of restricted common stock of Integrated Micrometallurgical Systems, Inc valued at $.20 per share or a cash payment of Twenty Five Thousand ($25,000) Dollars and a five (5) year stock option to purchase an additional One Hundred Twenty Five (1,250,000) shares of restricted common stock at $.20 per share.

      4.01 LICENSEE shall pay to LICENSOR a royalty on the products, equipment, consumables and services sold by LICENSEE and paid for by customers of the LICENSEE. The PRODUCT ROYALTY shall be THREE PERCENT (3%) of the NET SELLING PRICE of LICENSED PRODUCT, of all products, equipment, consumables and services sold by LICENSEE directly to third parties or SUBLICENSEE, less ROYALTIES paid on product returned from previous sales of product, equipment, consumables and services sold, if any, actually paid by LICENSEE or the SUBLICENSEE. In the event the LICENSEE enters into a SUBLICENSE AGREEMENT, the LICENSOR shall receive 30% of all PRODUCT ROYALTY income paid to the LICENSEE by any SUBLICENSEE(S). The ROYALTY due from the LICENSEE to the LICENSOR will remain in perpetuity and continued to be paid beyond the life of any PATENTS or termination of this agreement or any SUBLICENSE agreements. Payments and accounting are to be made quarterly,within 30 days of the quarter just ending.


                                   ARTICLE V
                RIGHT TO PURCHASE PATENTS AT THE TIME OF GRANT

      5.00 In the event the LICENSOR is granted domestic or foreign patents issued in the future, the LICENSOR hereby agree that within Sixty (60) days they will execute any and all documents necessary to legally assign or transfer all right, title and interest of the PATENTS to the LICENSEE for One Dollar ($1.00) and other good and valuable consideration. It being understood that so long as this AGREEMENT remains in good standing, the LICENSEE agrees to assume financial responsibility to pay directly or reimburse the LICENSOR for all costs related preparing and prosecution patent applications on behalf of the LICENSOR, including but not limited to legal fees, filing fees, maintenance fees and translation costs.

                                  ARTICLE VI
                                  SUBLICENSES

      6.0 Any SUBLICENSE in the LICENSED FIELD and LICENSED TERRITORY shall be the responsibility of LICENSEE so long as this Agreement remains exclusive. It is the intent of the parties that SUBLICENSES shall be available to qualified third parties on fair and reasonable terms. A SUBLICENSE shall be an exclusive license that is transferable only from LICENSEE with written authorization of LICENSOR. Written authorization shall not be unreasonably withheld. LICENSEE shall supply LICENSOR with a copy of each such SUBLICENSE agreement thirty (30) days prior to the proposed date of the execution of the SUBLICENSE agreement. LICENSOR shall within a fifteen day (15) period, provide written authorization or state in writing the issues it believes are legally valid justifications for not providing authorization to the LICENSEE to execute the SUBLICENSE agreement.

      6.01 LICENSEE shall pay to LICENSOR fifty percent (50%) of any fees or consideration received by the LICENEE pursuant the execution of a SUBLICENSE agreement or other considerations resulting from the execution of a SUBLICENSE agreement. SUBLICENSE fees and other considerations paid to LICENSOR shall be applied to the ROYALTY due LICENSOR under Sections 4.01. LICENSOR will be entitled to Thirty Percent (30%) of all PRODUCT ROYALTY income generated by LICENEE as a result of any SUBLICENSE(S) agreement(s).

      6.02 PRODUCT ROYALTY for a SUBLICENSE shall be not less than that set forth for in Sections 4.01.

      6.03        LICENSEE  shall  pay  to LICENSOR  thirty  percent  (30%)  of
PRODUCT ROYALTY income or the equivalent, received by LICENSEE from a SUBLICENSE or other such similar agreement. Payment of LICENSOR'S share of SUBLICENSE income shall be made to LICENSOR quarterly basis as provided for in
ARTICLE 10.00. SUBLICENSE fees paid to LICENSOR shall be applied to the total amount due LICENSOR pursuant to ARTICLE 12.00 and to the ROYALTY due LICENSOR under Section 4.01.

      6.04 If this Agreement becomes nonexclusive or if it is terminated for any reason, LICENSEE shall immediately assign all of its right, title and interest to all SUBLICENSES to LICENSOR, including the right to receive all income from the SUBLICENSE. LICENSEE shall, prior to execution of each SUBLICENSE, make the SUBLICENSEE aware of this contingency. All terms and conditions of any SUBLICENSE agreement will be consistent with the terms and conditions of this LICENSE AGREEMENT.

      6.05 Any SUBLICENSE Agreement of LICENSEE shall incorporate and contain the terms of this Agreement. Any modifications, additions or deletions of this Agreement, as incorporated into a SUBLICENSE Agreement, must be approved by LICENSOR in writing.

      6.06        SUBLICENSEE must inform LICENSOR of any IMPROVEMENTS  of  the
LICENSED  PRODUCT  by  SUBLICENSEE.   SUBLICENSEE must comply with the terms of
Section 3.00(b) of this Agreement.

                                  ARTICLE VII
                                  EXPORTATION

      7.00 LICENSEE shall be limited to the use of the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY in the LICENSED FIELD to the LICENSED TERRITORY. LICENSEE shall not export the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY to countries or territories that would be deemed to be high risk with regard to utilizing the technology without legal authorization. Any country to which the LICENSEE proposes to grant SUBLICENSES to, must have without written authorization and consent from the LICENSOR.

      7.01 SUBLICENSE agreements shall be limited to the use of the LICENSED PRODUCT or LICENSED TECHNOLOGY in the LICENSED FIELD to the LICENSED TERRITORY. SUBLICENSEE(S) shall not export LICENSED PRODUCT or LICENSED
TECHNOLOGY to any customer in any country or territory without written notification to and receipt of written authorization and consent from LICENSOR.

      7.02 In the event the LICENSEE grants and executes a SUBLICENSE agreement that is approved by LICENSOR, it is understood that all proprietary components of the LICENSED PRODUCT shall be purchase exclusively through the LICENSEE or the LICENSOR.

                                 ARTICLE VIII
                                CONFIDENTIALITY

      8.00 LICENSEE, LICENSEE'S employees and SUBLICENSEES shall not disclose, by any method of communication, any PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW or other CONFIDENTIAL INFORMATION expressly or implied disclosed by LICENSOR to LICENSEE without the expressed written permission of LICENSOR.

      8.01 LICENSEE shall sign a separate Confidentiality Agreement relative to any PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW or other CONFIDENTIAL INFORMATION disclosed by LICENSOR to LICENSEE.

      8.02 Any SUBLICENSE Agreement of LICENSEE shall incorporate and contain the terms of Article VI and VII of this Agreement and any SUBLICENSE shall sign a separate Confidentiality Agreement with LICENSEE relative to PROPRIETARY and CONFIDENTIAL INFORMATION received as the result of this Agreement.

                                  ARTICLE IX
                                PRIVATE LABELS

      9.00 All LICENSED PRODUCT used pursuant to this LICENSE AGREEMENT, may be used under any TRADEMARK(S) developed or owned by the LICENSOR or a TRADEMARK developed and owned by the LICENSEE. In the event that any TRADEMARK utilized by the LICENSEE, is in conflict with another company operating within any country in the TERRITORY, any other such PRIVATE LABEL selected by LICENSEE or SUBLICENSEE may be used.

      9.01 The PRIVATE LABEL of the LICENSED PRODUCT shall comply with the appropriate regulations of all governmental agencies of the country within the TERRITORY.

      9.02 As long as this exclusive LICENSEE AGREEMENT or any modification or extension thereof remains in force and effect, LICENSEE shall own each such PRIVATE LABEL or trademark to be used exclusively by LICENSEE on LICENSED PRODUCT.
                                   ARTICLE X
                                   PAYMENTS

      10.00 Not later than the last day of each January, April, July and October, LICENSEE and all SUBLICENEE(S) shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Sections 4.01 for the quarterly periods ended the last days of the preceding March, June, September and December, respectively, and shall pay to LICENSOR, all amounts due to LICENSOR.

      10.01 Payments provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to three percent (3%) in excess of the "PRIME RATE" published by the U.S. Edition of "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by LICENSOR.

      10.02 If this Agreement is for any reason terminated before all of the payments herein provided for have been made, LICENSEE shall immediately submit a terminal report, and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

                                  ARTICLE XI
                 REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

      11.00 NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY PATENTS, PATENTS THAT MAY ISSUE, PATENT APPLICATIONS AND IMPROVEMENTS, PROPRIETARY KNOWLEDGE, TRADE SECRETS, TECHNICAL AND SCIENTIFIC INFORMATION, KNOW-HOW AND REGISTERED TRADEMARKS LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR, OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH, OR RESULTING FROM:

            (A)   THE  PRODUCTION,  USE OR SALE OF ANY APPARATUS OR PRODUCT, OR
THE  PRACTICE  OF  ANY  PATENTS  THAT  MAY   ISSUE,   PATENT   APPLICATIONS  OR
IMPROVEMENTS; OR

            (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

      LICENSEE SHALL HOLD LICENSOR, AND ITS PARTNERS, AGENTS OR EMPLOYEES HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, AGENTS OR EMPLOYEES, IS HELD LIABLE.

      11.01 LICENSOR shall have the right to file, prosecute and maintain PATENT APPLICATIONS and IMPROVEMENTS that are the property of LICENSOR and shall have the right to determine whether or not, and where to file a patent application or to abandon the prosecution of any patent or patent application.


                                  ARTICLE XII
                                  TERMINATION

      12.00       This Agreement shall terminate:


            (A) upon the expiration of the last to expire of any PATENT(S), PATENT(S) that may issue; or

            (B) upon the abandonment of the last to be abandoned of any PATENT APPLICATIONS and IMPROVEMENTS, included herein; and


            (C) upon termination of this Agreement the PRODUCT ROYALTY shall continue in perpetuity.

            (D) IF THE ONE TIME ONLY LICENSE FEE TOTALING $25,000 IS NOT PAID ON OR BEFORE MAY 24, 2007.

      12.01       LICENSEE may terminate this  Agreement at any time upon sixty
(60) days written notice in advance to LICENSOR.

      12.02       If either party shall be:
            (A)   in default of any obligation hereunder; or
            (B)   shall be adjudged bankrupt; or

            (C)   shall become insolvent; or
            (D)   shall make an assignment for the benefit of creditors; or
            (E) shall be placed in the hands of a receiver or a trustee in bankruptcy, the other party may terminate this Agreement by giving sixty (60) days notice by Registered Mail to the other party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party receiving notice shall remedy the condition that formed the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

      12.03 The word "termination" and cognate words, such as "term" and "terminate", used in Article XII and elsewhere in this agreement, are to read, except where the contrary is specifically indicated, as omitting from their effect, the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:
            (A) LICENSEE'S obligation to supply a terminal report as specified in paragraph 10.02 of this Agreement;
            (B) LICENSOR'S right to receive or recover, and LICENSEE'S obligation to pay royalties (including minimum ROYALTIES) accrued or accruable for payment at the time of any termination;
            (C)   LICENSEE'S obligation to maintain records under Section under
15.00 of this Agreement;
            (D) licenses, releases and agreements of nonassertion running in favor of customers or transferees of LICENSEE in respect to products sold or transferred by LICENSEE prior to any termination and on which ROYALTIES shall have been paid as provided in paragraph 4.01 of this Agreement;
            (E) any cause of action or claim of LICENSOR accrued or to accrue, because of any breach or default by LICENSEE; and

                                 ARTICLE XIII
                                  ARBITRATION

      13.00 Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination, which the parties are unable to resolve within a reasonable time after written notice by one party to the other of the existence of such controversy or dispute, may be submitted to arbitration by either party and if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the Chamber of Commerce in effect on the date hereof. Any such arbitration shall take place in the City of Las Vegas, Nevada. Such arbitration shall be conducted in the English language and the arbitrators shall apply the laws of the Country of the United States.

      3.01 The institution of any arbitration proceeding hereunder shall not relieve LICENSEE of its obligation to make payments accrued hereunder pursuant to Sections 4.00 hereof to LICENSOR during the continuance of such proceeding. The decision by the arbitrators shall be binding and conclusive upon the parties, their successors, and assigns and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment upon award may be entered in any court where the arbitration takes place, or any court having jurisdiction.

      13.02 Any SUBLICENSE agreement of LICENSEE shall incorporate and contain the terms of Article 13.00 of this Agreement.

                                  ARTICLE XIV
                                  LITIGATION

      14.00 Each party shall notify the other party in writing of any suspected infringement(s) of any PATENT(S) or PATENT(S) that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS in the LICENSED TERRITORY, and shall inform the other party of any evidence of such infringement(s).

      14.01 LICENSOR shall have the first right to institute suit for infringement(s) in the LICENSED FIELD and the LICENSED TERRITORY. LICENSEE agrees to join as a party plaintiff in any such lawsuit initiated by LICENSOR, if requested by LICENSOR, with all costs, attorney fees, and expenses to be paid by LICENSOR. However, if LICENSEE does not institute suit for infringement(s) within ninety (90) days of receipt of written notice from LICENSEE of LICENSOR'S desire to bring suit for infringement in its own name and on its own behalf, then LICENSEE may, at its own expense, bring suit or take any other appropriate action.

      14.02       If   this   Agreement   is   non-exclusive  at  the  time  of
infringement(s), the sole right to institute suit for infringement and to recover damages shall rest with LICENSOR.

      14.03 LICENSEE shall be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to paragraph 14.01. LICENSOR shall be entitled to recovery of damages resulting from any lawsuit brought by LICENSOR to enforce any patent that my issue pursuant to paragraph 14.01.
      14.04 Either party may settle with an infringer without the prior approval of the other party if such settlement would not affect the rights of the other party under any patent that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS.

      14.05 Any SUBLICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XIV of this Agreement.

                                  ARTICLE XV
                                    RECORDS

      15.00 LICENSEE shall keep accurate records of all operations affecting payments hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

      15.01 Any SUBLICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XV of this Agreement.

                                  ARTICLE XVI
                            PATENT MAINTENANCE FEES

      16.00 Pursuant to PATENT(S) and in the event that patents issue on PATENT APPLICATIONS and IMPROVEMENTS, described in Section 2.11, or other patents subsequently issue related to the LICENSED PRODUCT and LICENSED TECHNOLOGY, maintenance fees shall be paid by LICENSOR and reimbursed by LICENSEE and all documentation of payment shall be provided to LICENSEE. LICENSOR, upon request by LICENSEE, shall provide LICENSEE with records and schedule of maintenance fee due dates.




                                 ARTICLE XVII
                               NON-ASSIGNABILITY

      17.00       The  parties  agree  that  this  agreement  imposes  personal obligations on LICENSEE. LICENSEE shall not assign any rights under this Agreement not transferable by terms without the written consent of LICENSOR. LICENSOR may assign his rights hereunder.

                                 ARTICLE XVIII
                                 SEVERABILITY

      18.00 The parties agree that if any part, term or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

      18.01 In the event the legality of any provision of this agreement is brought into question because of a decision by a court of competent jurisdiction, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

                                  ARTICLE XIX
                          NON-USE OF LICENSOR'S NAME

      19.00 In publicizing anything used under this Agreement, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related to LICENSOR, except with the written approval of LICENSOR. LICENSEE is authorized to make public the name of the LICENSOR and describe the contractual relationship between the LICENSOR and LICENSEE if LICENSEE becomes a publicly traded company and the disclosures are a requirement and pursuant to the requirements of the Securities Act of 1933 or 1934.

                                  ARTICLE XX
                        WAIVER, INTEGRATION, ALTERATION

      20.00 The waiver of a breach hereunder may be affected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

      20.01 This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS.

      20.02 A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Sections 20.00 and 20.01, above.

                                  ARTICLE XXI
                                    MARKING

      21.00 LICENSEE shall place in a conspicuous location on LICENSED PRODUCT, a patent notice, in accordance with the Statutes of U.S. or Foreign Patent Law. LICENSEE agrees to mark any LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY used or covered by any PATENT(S), with the serial number of each such patent. With respect to PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS, LICENSEE will respond to any request for disclosure in accordance with the Statutes of Patent Law of any and all countries where application has been made and/or the patent laws of any countries affected in the LICENSED TERRITORY, by only notifying LICENSOR of the request for disclosure.

                                 ARTICLE XXII
                                APPLICABLE LAW

      22.00 This Agreement shall be constructed in accordance with the substantive laws of the state of Nevada.

      1.1 The language under which this Agreement shall be interpreted, arbitrated or litigated shall be English.

                                 ARTICLE XXIII
                          NOTICES UNDER THE AGREEMENT

      23.00 For the purpose of all written communications and notices between the parties, their addresses shall be:

            LICENSOR:         Paul Vose
                              513 N. Truesdale Rd.
                              Medical Lake, WA  99022
            Phone:            (509) 954-9056
            Fax:              (509) 428-6846
            Attention:        Dr. Paul V. Vose



            LICENSEE:         Integrated Micrometallurgical Systems, Inc.
                              7925 North Espe Rd.
                              Spokane, WA  99217
            Phone:            (509) 868-7701
            Fax:              (509) 467-4993
            Attention:        Larry K. Davis, Secretary

or any other addresses of which either party shall notify the other party in writing.

      IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers and/or as an individual on the respective dates and at the respective places hereinafter set forth.


                                           LICENSEE

                                           INTEGRATED MICROMETALLURGICAL
                                           SYSTEMS, INC.

                                           By: /s/ Larry Davis
                                           --------------------------------
                                           Title: Larry K. Davis, Secretary
                                           Date: May 25, 2004



                                           LICENSOR

                                           PAUL V. VOSE

                                           By: /s/ Paul V. Vose
                                           --------------------
                                           Date: May 25, 2004

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